Exhibit 10.18

TWELFTH AMENDMENT

This TWELFTH AMENDMENT, dated as of May 21, 2010 (this “Agreement”), to the Debtor-in-Possession Credit Agreement, dated as of October 27, 2009 (as amended prior to the date hereof, the “Credit Agreement”), by and among FAIRPOINT COMMUNICATIONS, INC., a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (as hereinafter defined) (“FairPoint”), FAIRPOINT LOGISTICS, INC., a South Dakota corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (“Logistics”; Logistics, together with FairPoint, each a “Borrower” and, collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with any successor administrative agent, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrowers have requested that the Administrative Agent and the Required Lenders amend certain provisions of the Credit Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   Amendments.  Subject to all of the terms and conditions set forth herein,

1.1   The first sentence of Section 7.13 of the Credit Agreement is hereby amended by (a) adding a “)” immediately following the reference to the phrase “subject to the limitations” appearing therein and (b) amending and restated clause (ii) of the second parenthetical appearing therein in its entirety to read as follows:

“(ii) pay any management bonuses, except those explicitly provided for in the KEIP/Stay Bonus).”

1.2   Section 9 of the Credit Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order:

“Annual Incentive Plan” shall mean FairPoint’s management bonus program as in effect from time to time and with respect to which amounts set forth thereunder shall be payable upon the achievement of certain performance metrics set by the board of directors of FairPoint.

“Regulatory Penalties” shall mean regulatory penalties, whether impacting revenue or expense, pursuant to regulatory commitments for service quality indices and broadband availability.

“Success Bonuses” shall mean, collectively, the “Success Bonuses” as defined in the Debtors’ plan of reorganization filed in the Chapter 11 Cases.

1.3   The definition of “Consolidated EBITDAR” set forth in Section 9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Consolidated EBITDAR” shall mean, for any period, Operating EBITDA for such period adjusted by adding thereto an amount equal to the sum, without duplication, of: (i) professional fees for advisors, legal counsel and US Trustee fees paid for the Borrowers, whether or not on behalf of the Borrowers, (ii) Non-Cash Stock Based Compensation, (iii) KEIP/Stay Bonus, (iv) Regulatory Penalties imposed by (A) the states of New Hampshire and Vermont which were expensed from September 1, 2009 through December 31, 2009 and (B) the state of Maine which were expensed from September 1, 2009 through July 31, 2010; provided, that the aggregate amounts added back pursuant to this clause (iv) shall not exceed $29,500,000, (v) Pension expenses, (vi) OPEB expenses and (viii) Compensated Absence Adjustment.

1.4   The definition of “KEIP/Stay Bonus” set forth in Section 9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“KEIP/Stay Bonus” shall mean, collectively, the Success Bonuses and the Annual Incentive Plan.

SECTION 2.   Consent.  FairPoint has informed the Administrative Agent that, by order of the New Hampshire PUC dated February 25, 2008 (the “New Hampshire PUC Order”), FairPoint is required to establish an external trust fund (the “New Hampshire Trust Fund”) to receive, invest and disburse funds to help meet accrued OPEB liabilities for employees who work primarily in the provision of regulated telephone services for Affiliates of FairPoint which service New Hampshire.  Notwithstanding anything in the Credit Agreement or in any other Loan Document which may otherwise restrict FairPoint from establishing and funding the New Hampshire Trust Fund, the Required Lenders hereby consent to the creation of the New Hampshire Trust Fund and the payment by FairPoint of the funds required to be maintained in such New Hampshire Trust Fund pursuant to the requirements of the New Hampshire PUC Order; provided, however, in no event shall the aggregate amount funded by FairPoint to the New Hampshire Trust Fund exceed $250,000.

SECTION 3.   Conditions Precedent.  This Agreement shall become effective on the date (the “Effective Date”) upon which the Administrative Agent has received executed counterparts of this Agreement duly executed by the Credit Parties, the Administrative Agent and the Required Lenders.

SECTION 4.   Representations and Warranties.  After giving effect to this Agreement, the Credit Parties, jointly and severally, reaffirm and restate the representations and warranties set forth in the Credit Agreement and in the other Credit Documents (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date.  Each of the Credit Parties represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent and the Lenders that:

(a)           it has the company power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

(b)          no consent of any Person (including, without limitation, any of its equity holders or creditors), and no action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Agreement;

(c)           this Agreement has been duly executed and delivered on its behalf by a duly authorized officer, and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and the exercise of judicial discretion in accordance with general principles of equity;

(d)           no Default or Event of Default shall have occurred and be continuing; and

(e)           the execution, delivery and performance of this Agreement will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under, any contractual obligation of any Credit Party or any of its Subsidiaries.

SECTION 5.   Affirmation of Credit Parties.  Each Credit Party hereby approves and consents to this Agreement and the transactions contemplated by this Agreement, and affirms its obligations under the Credit Documents to which it is a party.  Each Subsidiary Guarantor agrees and affirms that its guarantee of the Obligations continues to be in full force and effect and is hereby ratified and confirmed in all respects and shall apply to (i) the Credit Agreement and (ii) all of the other Credit Documents, as such are amended, restated, supplemented or otherwise modified from time to time in accordance with their terms.

SECTION 6.   Ratification.

(a)           Except as herein agreed, the Credit Agreement and the other Credit Documents remain in full force and effect and are hereby ratified and affirmed by the Credit Parties.  Each of the Credit Parties hereby (i) confirms and agrees that the Borrowers are truly and justly indebted to the Administrative Agent and the Lenders in the aggregate amount of the Obligations without defense, counterclaim or offset of any kind whatsoever, and (ii) reaffirms and admits the validity and enforceability of the Credit Agreement and the other Credit Documents.

(b)                   This Agreement shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Credit Agreement, whether or not known to the Administrative Agent or any of the Lenders, or (ii) to prejudice any right or remedy which the Administrative Agent or any of the Lenders may now have or have in the future against any Person under or in connection with the Credit Agreement, any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.

SECTION 7.   Waivers; Amendments.  Neither this Agreement, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Required Lenders.

SECTION 8.   References.  All references to the “Credit Agreement”, “thereunder”, “thereof” or words of like import in the Credit Agreement or any other Credit Document and the other documents and instruments delivered pursuant to or in connection therewith shall mean and be a reference to the Credit Agreement as modified hereby and as each may in the future be amended, restated, supplemented or modified from time to time.

SECTION 9.   Counterparts.  This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

SECTION 10.   Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 11.   Severability.  If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

SECTION 12.   Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 13.   Miscellaneous.

(a)   The parties hereto shall, at any time from time to time following the execution of this Agreement, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Agreement.

(b)   The Credit Parties acknowledge and agree that this Agreement constitutes a Credit Document and that the failure of any of the Credit Parties to comply with the provisions of this Agreement shall constitute an Event of Default.

SECTION 14.   Headings.  Section headings in this Agreement are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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